VAN WAGONER FUNDS, INC.
                  VAN WAGONER PRIVATE OPPORTUNITIES FUND, L.P.
                      VAN WAGONER CAPITAL MANAGEMENT, INC.
                           VAN WAGONER MANAGEMENT LLC

                                 CODE OF ETHICS


                     Amended effective as of March 12, 2001


I.       DEFINITIONS
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         A.       "Access person" means any director, officer or advisory
                  person of a Van Wagoner Affiliate.

         B.       "Act" means the Investment Company Act of 1940, as amended.

         C.       "Adviser" means Van Wagoner Capital Management, Inc.

         D. "Advisory person" means: (i) any employee of a Van Wagoner Affiliate or of any company in a control relationship to a Van Wagoner Affiliate, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund or the Partnership, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to a Van Wagoner Affiliate who obtains information concerning recommendations made to the Fund or the Partnership with regard to the purchase or sale of Covered Securities by the Fund or the Partnership.

         E. A Covered Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Covered Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         F. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes as such Act and the rules and regulations promulgated thereunder.

         G. "Compliance Officer" means the President of the Fund or such other person or entity designated by the Boards of Directors of the Fund and the Partnership to serve in such capacity and perform the services described herein.

         H.      "Control" has the same meaning as that set forth in Section 2
                 (a)(9) of the Act.

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         I.      "Covered Security" means a security as defined in Section
                 2(a)(36) of the Act, except that it does not include:

                           (i) Direct obligations of the Government of the United States;

                           (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                          (iii) Shares issued by open-end registered investment companies.

         J. "Disinterested director" means a director of the Fund or the Partnership who is not an "interested person" of the Fund or the Partnership within the meaning of Section 2
                  (a)(19) of the Act and the rules and regulations promulgated thereunder.

         K.       "Fund" means Van Wagoner Funds, Inc.

         L. "General Partner" means Van Wagoner Management LLC, which serves as the general partner of the Partnership.

         M. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         N. "Investment personnel" means: (i) any employee of a Van Wagoner Affiliate or of any company in a control relationship to a Van Wagoner Affiliate who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or the Partnership; and (ii) any natural person who controls a Van Wagoner Affiliate and who obtains information concerning recommendations made to the Fund or the Partnership regarding the purchase or sale of securities by the Fund or the Partnership.

         O. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

         P.       "Partnership" means Van Wagoner Private Opportunities
                  Fund, L.P.

         Q. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         R. "Van Wagoner Affiliates" means the Adviser, the Fund, the General Partner and the Partnership.

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II.      APPROVAL OF CODE OF ETHICS
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         A.       The Boards of Directors of the Fund and the Partnership,
                  including a majority of the Disinterested directors, shall approve this Code of Ethics and any material changes thereto. Prior to approving this Code of Ethics and any material changes thereto, the Boards of Directors must determine that this Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b) of the Act and shall receive a certification from the Adviser and the General Partner that it has adopted such procedures as are reasonably necessary to prevent access persons of the Adviser and the General Partner from violating this Code of Ethics.

         B. No less frequently than annually, the officers of the Van Wagoner Affiliates shall furnish a report to the Boards of Directors of the Fund and the Partnership:

                  1. Describing issues arising under the Code of Ethics since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics and sanctions imposed in response to such material violations. Such report shall also include a list of access persons under the Code of Ethics.

                  2. Certifying that the Van Wagoner Affiliates have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

         C. This Code of Ethics, the certifications required by Sections II.A. and II.B.(2), and the reports required by Sections II.B.(1) and Section V. shall be maintained by the Fund's and the Partnership's
                  Administrator(s).

III.     EXEMPTED TRANSACTIONS
         ---------------------

The prohibitions of Section IV of this Code of Ethics shall not apply to:

                  (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

                  (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any series of the Fund or the Partnership; provided, however, that the prohibitions of Section IV.B of this Code of Ethics shall apply to such purchases and sales.

                  (c) Purchases or sales which are non-volitional on the part of any of the access person, the Fund or the Partnership.

                  (d) Purchases which are part of an automatic dividend reinvestment plan.

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                  (e)      Purchases effected upon the exercise of rights issued
                           by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (f) Purchases or sales which receive the prior approval of the Boards of Directors of the Fund and the Partnership because they are only remotely potentially harmful to the Fund and the Partnership because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund and the Partnership.

IV.      PROHIBITED ACTIVITIES
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         A.       Except in a transaction exempted by Section III of this Code, no access person shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale is being considered for purchase or sale by the Fund or the Partnership or is being purchased or sold by the Fund or the Partnership. For purposes of
                  Section IV.A. of this Code of Ethics, an access person shall not be deemed to have any direct or indirect beneficial ownership in Covered Securities owned by entities that are permitted to co-invest with the Fund or the Partnership pursuant to an SEC exemptive order, but shall be deemed to have a direct or indirect beneficial ownership in Covered Securities owned by other non-open-end registered investment company commingled investment pools, including trusts issuing holding company depository receipts.

         B. Except in a transaction exempted by Section III of this Code of Ethics, no access person (other than a Disinterested director) may purchase, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (other than (i) securities issued by entities that are permitted to co-invest with the Fund or the Partnership pursuant to an SEC exemptive order; (ii) other non-open-end registered investment company commingled investment pools, including trusts issuing holding company depository receipts; and (iii) securities purchased by such entities). Investment Personnel may purchase securities issued by entities that are permitted to co-invest with the Fund or the Partnership pursuant to an SEC exemptive order and other non-open-end registered investment company commingled investment pools, including trusts issuing holding company depository receipts, notwithstanding the fact that such securities may be issued in Limited
                  Offerings or Initial Public Offerings and such entities may purchase securities in Limited Offerings or Initial Public Offerings.

         C. Except in a transaction exempted by Section III of this Code of Ethics, no access person (other than a Disinterested director) shall sell, directly or indirectly, any Covered Security in which he has any direct or indirect beneficial ownership (other than (i) securities issued by entities that are permitted to co-invest with the Fund or the Partnership pursuant to an SEC exemptive order; (ii) other non-open-end registered investment company commingled investment pools, including trusts issuing holding company depository receipts; and (iii) securities sold by such entities) without first obtaining the prior written approval of the Compliance Officer.

         D. Except for service which began prior to December 31, 1995, no access person shall serve on the board of directors of publicly traded companies absent prior authorization of the Boards of Directors of the Fund and the Partnership. The Boards of Directors of the Fund and the Partnership may so authorize such board service only if they determine that such board service is consistent with the interests of the Fund and its shareholders and the Partnership and its limited partners.

V.       REPORTING AND COMPLIANCE PROCEDURES
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         A.       Except as provided in Section V.B. of this Code of Ethics, every access person shall report to the Fund and the Partnership the information described in Section V.C.,
                  Section V.D. and Section V.E. of this Code of Ethics.
                  All reports shall be filed with the Compliance Officer.

         B.       1.       A Disinterested director of the Fund or the
                           Partnership need not make a report pursuant to
                           Section V.C. and V.E. of this Code of Ethics and need only report a transaction in a Covered Security pursuant to Section V.D. of this Code of Ethics if such Disinterested director, at the time of such transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Fund or the Partnership, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such Covered
                           Security was purchased or sold by the Fund or the Partnership or was being considered by the Adviser or the General Partner for purchase or sale by the Fund or the Partnership.

                  2. An access person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

                  3. An access person need not make a quarterly transaction report pursuant to Section V.D. of this Code of Ethics if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the access person in the time period required by Section V.D., provided that all of the information required by Section V.D. is contained in the broker trade confirmations or account statements or in the records of a

                           Van Wagoner Affiliate. Every access person, except Disinterested directors, shall direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and of all account statements reflecting all personal securities transactions for all securities accounts.

         C. Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information:

                  1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership when the person becomes an access person;

                  2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

                  3. The date that the report is submitted by the access person.

         D. Every access person shall, no later than ten (10) days after the end of a calendar quarter, file a quarterly transaction report containing the following information:

                  1. With respect to any transaction during the quarter in a Covered Security in which the access person had any direct or indirect beneficial ownership:

                           (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                           (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (c) The price of the Covered Security at which the transaction was effected;

                           (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (e) The date that the report is submitted by the access person.

                  2. With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

                           (a) The name of the broker, dealer or bank with whom
                               the access person established the account;

                           (b) The date the account was established; and

                           (c) The date that the report is submitted by the
                               access person.

         E. Every access person shall, no later than January 30 each year, file an annual holdings report containing the following information as of the preceding December 31:

                  1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership;

                  2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

                  3. The date that the report is submitted by the access person.

         F.       Any report filed pursuant to Section V.C., Section V.D. or
                  Section V.E. of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         G. The Compliance Officer shall review all reports filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics. The Compliance Officer shall identify all access persons who are required to file reports pursuant to this
                  Section V of this Code of Ethics and must inform such access persons of their reporting obligation.

         H. Each year access persons shall certify to the Fund and the Partnership that (i) they have read and understand this Code of Ethics and recognize that they are subject thereto, and
                  (ii) they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

         I. Compliance with this Code of Ethics does not relieve access persons of their obligations under any other code of ethics.

         J. It is the policy of the Van Wagoner Affiliates that no director, officer or employee may trade, either personally or on behalf of others, on material nonpublic information or communicate material non-public information in violation of the law. Attached to this Code of Ethics as Appendix A is a detailed discussion of such Insider Trading Policies and Procedures.

VI.      SANCTIONS
         ---------

         Upon discovering a violation of this Code of Ethics, the Boards of Directors of the Fund or the Partnership, or the Adviser or the General Partner, as applicable, may impose such sanctions as it deems appropriate.